UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-99101	98-0381367
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Part of Xinquia Road, Yang Ling Agricultural
High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China	712100
(Address of principal executive offices)	(Zip Code)

86-29-87074957
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition  of Assets.

On October 4, 2005, Yang Ling Bodisen Biology Science and Technology Development Company Limited, a wholly owned subsidiary of Bodisen Biotech, Inc. purchased common stock of Xi Lan Natural Gas Co., Ltd, a Chinese private company headquartered in the Xi ' An province (“Xi Lan”), for $2,853,340. This purchase price was calculated on the basis of RMB 2.6 ($0.3206 USD) per share for a total of  8,900,000 shares of common stock. The purchase of the 8,900,000 shares of common stock represents approximately 12.9% of Xi Lan’s common stock outstanding.

Item 2.02 Results of Operations and Financial Condition.

        On October 6, 2005, Bodisen Biotech, Inc. issued a press release announcing record earnings for the quarter ended September 30, 2005.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        This Report on Form 8-K is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The information furnished is not deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements an Exhibits.

(c) Exhibits
      Exhibit 99.1 Press Release, dated October 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODISEN BIOTECH, INC

Date: October 4, 2005	By:	/s/ Qiong Wang
Qiong Wang
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
99.1	Press Release dated October 6, 2005 captioned "Bodisen Biotech, Inc. will Report Record 3rd Quarter Earnings, Bodisen makes strategic Investments into Chinese Natural Gas Company"	Filed herewith as Exhibit 99.1